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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -----------------------------------------------------

                                    FORM 8-K

             -----------------------------------------------------



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




      August 17, 1999                                        0-29768
----------------------------------------  -------------------------------------
Date of Report (Date of earliest              Commission File Number
event reported)

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                                     13-3995672
---------------------------------------- --------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
  incorporation or organization)


                                 1250 Broadway
                            New York, New York 10001
            -------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)




                                 (212) 231-7100
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              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

          On August 10, 1999, 24/7 Media, Inc. (the "24/7 Media" or "we") announced the $52 million acquisition of Music Marketing Network Inc. (d/b/a/ ConsumerNet), a privately-held New Jersey Corporation and a provider of email marketing solutions and database services. On August 17, 1999, we acquired all of the issued and outstanding shares of capital stock of ConsumerNet in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into ConsumerNet. 24/7 Media also assumed all of the outstanding stock options of ConsumerNet under our stock incentive plan.

          Pursuant to the Agreement and Plan of Merger dated August 10, 1999 among 24/7 Media, Cloop Acquisition Corp. and ConsumerNet, 24/7 Media exchanged approximately 1,700,000 shares of its common stock, par value $.01 per share (the "24/7 Common Stock"), for all of the outstanding shares of capital stock of ConsumerNet. In connection with the merger, 24/7 Media also incurred transaction costs of approximately $350,000 and retired debt of approximately $1.85 million. The merger will be accounted for as a purchase business combination.

          The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and ConsumerNet. The number of shares of 24/7 Media Common Stock issued to the holders of ConsumerNet common stock was determined based on an exchange rate of 0.312174547 shares of 24/7 Common Stock for each share of ConsumerNet common stock. The number of shares of 24/7 Media Common Stock issued to the holders of ConsumerNet preferred stock was determined based on an exchange rate of 113.698333 shares of 24/7 Common Stock for each share of ConsumerNet preferred stock. The net assets of ConsumerNet acquired by 24/7 Media as a result of the merger transaction consisted of equipment, intellectual property, other physical property. These assets are used in connection with the operation of ConsumerNet's email based direct marketing service. 24/7 Media intends to operate the business and use the assets as previously operated and used by ConsumerNet, provided that changing business conditions or strategic plans may lead to changes in ConsumerNet's operations in the future.

          The Agreement and Plan of Merger dated August 10, 1999 among 24/7 Media, Cloop Acquisition Corp. and ConsumerNet is filed herewith as Exhibit 5.1 and is incorporated herein by reference.

          The press release,  dated August 10, 1999 is filed herewith as Exhibit
99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

          (a) The audited financial statements of ConsumerNet required by this Form 8-K will be filed by amendment not later than October 29, 1999.

          (b) The pro forma unaudited financial statements required by this Form 8-K will be filed by amendment not later than October 29, 1999.

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         (c)      Exhibits.

                  5.1 Agreement and Plan of Merger, dated August 10, 1999, between the Company, Cloop Acquisition Corporation and Music Marketing Network Inc.

                  99.1  Press   Release,   dated   August  10,  1999   regarding
                        ConsumerNet.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              24/7 MEDIA, INC.



Date: August 31, 1999         By: /s/ Mark E. Moran
                              ------------------------------
                              Name: Mark E. Moran
                              Title:   Senior Vice President and General Counsel

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                                 EXHIBIT INDEX


Exhibit Number                              Description
--------------                              -----------

           5.1 Agreement and Plan of Merger, dated August 10, 1999, between 24/7 Media, Inc., Cloop Acquisition Corporation and Music Marketing Network Inc.

           99.1     Press Release, dated August 10, 1999 regarding ConsumerNet.

                                         5